Exhibit 99.1

Press release

RBC Bearings Incorporated Announces Fiscal 2023 First Quarter Results

Oxford, CT – August 4, 2022 – RBC Bearings Incorporated (Nasdaq: ROLL, ROLLP), a leading international manufacturer of highly engineered precision bearings, components and essential systems for the industrial, defense and aerospace industries, today reported results for the first quarter of fiscal 2023.

Key Highlights

●	First quarter net sales of $354.1 million increased 126.7% over last year; organic net sales up 13.1%.

●	First quarter gross margin of $141.2 million, 39.9%.

●	First quarter EBITDA of 27.4%; adjusted EBITDA of 28.4% vs last year adjusted EBITDA of 29.0%.

●	Second quarter outlook shows net sales of $355 million to $365 million, a growth rate of 121% to 127%.

●	First quarter GAAP diluted EPS $1.09, adjusted diluted EPS $1.19, and new adjusted diluted EPS $1.79.

First Quarter Financial Highlights

	Fiscal 2023		Fiscal 2022		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$354.1		$156.2		126.7%
Gross margin	$141.2		$63.8		121.3%
Gross margin %	39.9%		40.8%
Operating income	$64.5	$68.3	$29.3	$29.9	119.9%	128.5%
Operating income %	18.2%	19.3%	18.8%	19.1%
Net income	$37.4	$40.2	$24.0	$24.3	55.7%	65.6%
Net income available to common stockholders	$31.7	$34.5	$24.0	$24.3	31.8%	41.9%
Diluted EPS	$1.09	$1.19	$0.95	$0.96	14.7%	24.0%
New Diluted EPS		$1.79		$1.22		46.7%

(1)	Results exclude items in reconciliation below.

“We are pleased to report, revenues were strong across the majority of our end markets in both the industrial and aerospace sectors,” said Dr. Michael J. Hartnett, Chairman and Chief Executive Officer. “Matching this strength in demand was excellent execution at the plant level and exceptional margin performance. Our outlook for the balance of the fiscal year remains on this positive track.”

First Quarter Results

Net sales for the first quarter of fiscal 2023 were $354.1 million, an increase of 126.7% from $156.2 million in the first quarter of fiscal 2022. Net sales for our Industrial segment increased 286.8%, including sales of approximately $177.5 million from Dodge, while our Aerospace/Defense segment increased 10.0%. Gross margin for the first quarter of fiscal 2023 was $141.2 million compared to $63.8 million for the same period last year.

SG&A for the first quarter of fiscal 2023 was $55.8 million, an increase of $24.6 million from $31.2 million for the same period last year. As a percentage of net sales, SG&A was 15.8% for the first quarter of fiscal 2023 compared to 20.0% for the same period last year.

Other operating expenses for the first quarter of fiscal 2023 totaled $20.9 million compared to $3.2 million for the same period last year. For the first quarter of fiscal 2023, other operating expenses included $17.3 million of amortization of intangible assets and $3.8 million of costs associated with the Dodge acquisition, partially offset by $0.2 million of other income. For the first quarter of fiscal 2022, other operating expenses consisted primarily of $2.6 million of amortization of intangible assets and $0.6 million of restructuring costs and other items.

Operating income for the first quarter of fiscal 2023 was $64.5 million compared to $29.3 million for the same period last year. Excluding approximately $3.8 million of acquisition related costs, adjusted operating income for the first quarter of fiscal 2023 was $68.3 million. Excluding restructuring costs and other items of $0.6 million, adjusted operating income for the first quarter of fiscal 2022 was $29.9 million. Adjusted operating income as a percentage of net sales was 19.3% for the first quarter of fiscal 2023 compared to 19.1% for the same period last year.

Interest expense, net, was $15.8 million for the first quarter of fiscal 2023 compared to $0.3 million for the same period last year. The increase in interest cost during the period is a result of the quarterly impact of the permanent financing associated with the Dodge acquisition.

Income tax expense for the first quarter of fiscal 2023 was $10.5 million compared to $5.4 million for the same period last year. The effective income tax rate for the first quarter of fiscal 2023 was 21.8% compared to 18.4% for the same period last year. The fiscal 2023 first quarter income tax expense included $0.6 million of tax benefits from share-based stock compensation. Income tax expense for the first quarter of fiscal 2022 included $2.1 million of benefit from share-based stock compensation along with $0.2 million of tax benefit associated with the statute of limitations expiration with respect to certain items.

Net income for the first quarter of fiscal 2023 was $37.4 million compared to net income of $24.0 million for the same period last year. On an adjusted basis, net income was $40.2 million for the first quarter of fiscal 2023 compared to $24.3 million for the same period last year. Net income available to common stockholders for the first quarter of fiscal 2023 was $31.7 million compared to $24.0 million for the same period last year. On an adjusted basis, net income available to common stockholders for the first quarter of fiscal 2023 was $34.5 million compared to $24.3 million for the same period last year.

Diluted EPS for the first quarter of fiscal 2023 was $1.09 compared to $0.95 for the same period last year. On an adjusted basis, diluted EPS was $1.19 for the first quarter of fiscal 2023 compared to $0.96 for the same period last year. On an adjusted basis, new diluted EPS was $1.79 for the first quarter of fiscal 2023 compared to $1.22 for the same period last year.

Backlog as of July 2, 2022 was $635.7 million compared to $420.2 million as of July 3, 2021 and $603.1 million as of April 2, 2022.

Outlook for the Second Quarter Fiscal 2023

The Company expects net sales to be approximately $355 million to $365 million in the second quarter of fiscal 2023, compared to $160.9 million last year, a growth rate of 121% to 127%.

Restatement of Previously Issued Consolidated Financial Statements

On August 2, 2022, the Audit Committee of the Board of Directors of the Company, in consultation with the Company’s management, concluded that the previously issued consolidated financial statements as of and for the years ended April 2, 2022, April 3, 2021, and March 28, 2020 and the consolidated financial statements for the quarters therein (the “Affected Periods”) included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 26, 2022 contained an error related to the accounting of non-cash stock-based compensation granted to the Company’s CEO and COO. As a result of this error, the Audit Committee determined that the Company’s consolidated financial statements for the Affected Periods included in the 2022 Annual Report on Form 10-K should not be relied upon and should be restated by adjusting selling, general and administrative expenses to reflect non-cash stock-based compensation that should have been recognized in each of the Affected Periods. Any previously issued or filed reports, press releases, earnings releases and investor presentations or other communications describing the Company’s previously issued consolidated financial statements and other related financial information covering the Affected Periods should no longer be relied upon.

The need for the restatement arose out of the Company’s reexamination of the timing of the Company’s recognition of stock-based compensation, a non-cash item, for awards granted to the CEO and COO in light of their employment agreements as then in effect, which historically included provisions that (i) would accelerate the vesting of all the CEO’s then-unvested shares of restricted stock and stock options in the event that he voluntarily resigns from employment or provides the Company with notice that his employment agreement will not renew, and (ii) would accelerate the vesting of all the COO’s then-unvested shares of restricted stock and stock options in the event that he provides the Company with notice that his employment agreement will not renew. Historically, the Company recognized stock-based compensation for restricted stock awards granted to the CEO and COO over the three-year vesting period and option awards over the five-year vesting period stated in the agreements underlying these awards, but U.S. GAAP requires stock-based compensation for awards to be recognized over the shorter service period effectively provided by the above-referenced provisions in the CEO and COO’s respective employment agreements.

The CEO and COO’s employment agreements have been amended to remove the provisions referred to above (which the Company, the CEO and COO consider to be a technical mistake causing the employment agreements to not reflect the parties’ mutual agreement) so the Company will recognize stock-based compensation for restricted stock and option awards granted in the future to the CEO and COO over the full three- and five-year vesting periods, respectively, rather than over the shorter service period applicable to the prior awards.

The change in the recognition of stock-based compensation is a non-cash item that affects the timing of recognition but not the total amount of the corresponding compensation expense for each award. The following table shows the Company’s SG&A and operating income for the Affected Periods as previously reported and as restated:

	(in thousands)
	As Previously Reported	Restatement Impacts	As Restated
	Fiscal Year Ended April 2, 2022
Selling, general and administrative expenses	$158,634	$8,969	$167,603
Operating income	$130,063	$(8,969)	$121,094

	Fiscal Year Ended April 3, 2021
Selling, general and administrative expenses	$106,000	$(3,217)	$102,783
Operating income	$111,458	$3,217	$114,675

	Fiscal Year Ended March 28, 2020
Selling, general and administrative expenses	$122,565	$7,418	$129,983
Operating income	$156,785	$(7,418)	$149,367

The change in the recognition of stock-based compensation described above does not impact the Company’s (i) liquidity or cash flows from operating activities, investing activities and financing activities during the Affected Periods, (ii) Adjusted EBITDA non-GAAP financial measure, or (iii) compliance with its obligations under any material agreement, including the financial covenants contained in the agreements governing its outstanding indebtedness.

The Company plans to restate the financial statements as of and for the Affected Periods in an amendment to the 2022 Annual Report on Form 10-K to be filed with the SEC.

In addition, the Company’s management has concluded that there was a material weakness in internal control over financial reporting during the Affected Periods relating to the error described above. The Company’s remediation plan with respect to such material weakness will be described in the amendment to the 2022 Annual Report on Form 10-K to be filed with the SEC.

Live Webcast

RBC Bearings Incorporated will host a webcast on Thursday, August 4th at 12:00 p.m. ET to discuss the quarterly results. To access the webcast, go to the investor relations portion of the Company’s website, www.rbcbearings.com, and click on the webcast icon. If you do not have access to the Internet and wish to listen to the call, dial 877-407-4019 (international callers dial +1 201-689-8337) and provide conference ID # 13731919. An audio replay of the call will be available from 3:00 p.m. ET August 4th, 2022, until 3:00 p.m. ET August 18th, 2022. The replay can be accessed by dialing 877-660-6853 (international callers dial +1 201-612-7415) and providing conference ID # 13731919. Investors are advised to dial into the call at least ten minutes prior to the call to register.

Non-GAAP Financial Measures

In addition to disclosing results of operations that are determined in accordance with U.S. generally accepted accounting principles (GAAP), this press release also discloses non-GAAP results of operations that exclude certain items. These non-GAAP measures adjust for items that management believes are unusual. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company’s results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Investors should consider non-GAAP measures in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial table attached to this press release.

Adjusted Operating Income

Adjusted operating income excludes acquisition expenses including the impact of acquisition-related fair value adjustments in connection with purchase, restructuring and other similar charges, gains or losses on extinguishment of debt, and other non-operational, non-cash or non-recurring losses. We believe that adjusted operating income is useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude acquisition expenses including the impact of acquisition-related fair value adjustments in connection with purchase, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.

New Adjusted Net Income and New Adjusted Earnings Per Share

New adjusted net income and new adjusted earnings per share excludes non-cash expenses for amortization related to acquired intangible assets, stock compensation and amortization of deferred finance fees, net of their income tax impact. We believe that new adjusted net income and new adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.

EBITDA

EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization and stock compensation expense. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA

Adjusted EBITDA is the term we use to describe EBITDA adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, it is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro-forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and is utilized when making key investment decisions and evaluating us against peers.

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings, components and essential systems. Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products and components requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets. The Company is headquartered in Oxford, Connecticut.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including the following: the section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “would,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” and other similar words. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, the COVID-19 pandemic, geopolitical factors, future levels of aerospace/defense and industrial market activity, future financial performance, our debt leverage, the integration of our recent Dodge acquisition, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, tax legislation and changes, the Company’s ability to meet its debt obligations, the Company’s ability to acquire and integrate complementary businesses, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s most recent Annual Report filed on Form 10-K. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statements.

RBC Bearings Incorporated

Consolidated Statements of Operations

(dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	July 2,	July 3,
	2022	2021
Net sales	$354,080	$156,205
Cost of sales	212,928	92,432
Gross margin	141,152	63,773

Operating expenses:
Selling, general and administrative	55,828	31,212
Other, net	20,854	3,248
Total operating expenses	76,682	34,460

Operating income	64,470	29,313

Interest expense, net	15,799	319
Other non-operating (income)/expense	767	(465)
Income before income taxes	47,904	29,459
Provision for income taxes	10,466	5,421
Net income	37,438	24,038
Preferred stock dividends	5,750	-
Net income available to common stockholders	$31,688	$24,038

Net income per share available to common stockholders:
Basic	$1.11	$0.96
Diluted	$1.09	$0.95

Weighted average common shares:
Basic	28,670,488	25,021,063
Diluted	28,944,955	25,392,047

	Three Months Ended
	July 2, 2022	July 3, 2021
Reconciliation of Reported Operating Income to Adjusted Operating Income:
Reported operating income	$64,470	$29,313
Transaction and related costs	82	-
Transition services	3,705	-
Restructuring and consolidation	-	557
Adjusted operating income	$68,257	$29,870

	Three Months Ended
	July 2,	July 3,
	2022	2021
Reconciliation of Reported Net Income Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders:
Reported net income	$37,438	$24,038
Transaction and related costs	82	-
Transition services	3,705	-
Restructuring and consolidation	-	557
Foreign exchange translation loss/(gain)	(163)	13
Tax impact of adjustments and other tax matters	(826)	(309)
Adjusted net income	$40,236	$24,299

Preferred stock dividends	5,750	-

Adjusted net income available to common stockholders	$34,486	$24,299

Adjusted net income per common share:
Basic	$1.20	$0.97
Diluted	$1.19	$0.96

Weighted average common shares:
Basic	28,670,488	25,021,063
Diluted	28,944,955	25,392,047

	Three Months Ended
	July 2,	July 3,
	2022	2021
Reconciliation of Reported Operating Income to EBITDA to Adjusted EBITDA:
Reported operating income	$64,470	$29,313
Depreciation and amortization	28,642	8,212
Stock compensation expense	3,819	7,182
EBITDA	$96,931	$44,707
Transaction and related costs	82	-
Transition services	3,705	-
Restructuring and consolidation	-	557
Adjusted EBITDA	$100,718	$45,264

	Three Months Ended
	July 2,	July 3,
	2022	2021
Reconciliation of Adjusted Net Income Available to Common Stockholders to New Adjusted Net Income Available to Common Stockholders:
Adjusted net income available to common stockholders	$34,486	$24,299
M&A related amortization	16,411	2,081
Stock compensation expense	3,819	7,182
Amortization of deferred finance fees	2,298	106
Tax impact of adjustments	(5,212)	(2,644)
New adjusted net income available to common stockholders	$51,802	$31,024

New adjusted net income per common share:
Basic	$1.81	$1.24
Diluted	$1.79	$1.22

Weighted average common shares:
Basic	28,670,488	25,021,063
Diluted	28,944,955	25,392,047

	Three Months Ended
	July 2,	July 3,
	2022	2021
Selected Financial Data:
Cash provided by operating activities	$59,035	$53,293

Capital expenditures	$7,857	$3,367

Total debt	$1,565,330	$10,754

Cash and marketable securities	$119,587	$296,091

Total debt minus cash and marketable securities	$1,445,743	$(285,337)

Repurchase of common stock	$5,984	$6,264

Backlog	$635,741	$420,218

	Three Months Ended
	July 2,	July 3,
	2022	2021
Segment Data, Net External Sales:
Industrial segment	$254,681	$65,840
Aerospace and defense segment	99,399	90,365
	$354,080	$156,205

Contacts

RBC Bearings

Robert Sullivan

203-267-5014

Rsullivan@rbcbearings.com

Alpha IR Group

Michael Cummings

617-461-1101

investors@rbcbearings.com